Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of IntercontinentalExchange, Inc. for the registration of common stock and to the incorporation by reference therein of our reports dated February 22, 2007, with respect to the consolidated financial statements and schedule of IntercontinentalExchange, Inc., IntercontinentalExchange, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of IntercontinentalExchange, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption “Selected Financial Data” included in IntercontinentalExchange, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006, incorporated by reference in this Registration Statement (Form S-3) and related Prospectus of IntercontinentalExchange, Inc.
/s/ Ernst & Young LLP
Atlanta, Georgia
August 1, 2007